UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2014

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)

2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On February 23, 2014, William G. Popeo, a director of Campus Crest Communities, Inc., a Maryland corporation, (the “Company”), informed the Board of Directors that, due to demands on his time as President and Chief Executive Officer of CSC Trust Company of Delaware, he would not stand for re-election at the Annual Meeting of Stockholders of the Company to be held on April 21, 2014 (the “Annual Meeting”). During his tenure as a director of the Company, Mr. Popeo was a great contributor to the Board of Directors and the committees on which he served. The Board and the Company wish him well and will miss him. Mr. Popeo will continue to serve as a director for the remainder of his current term, which is scheduled to expire on the date of the Annual Meeting.

Item 8.01.	Other Events.

The Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board has recommended to the Board that James W. McCaughan be nominated for election to the Board at the Annual Meeting. Mr. McCaughan currently is a partner at New Phase Advisory Services, an advisory firm providing C-level advisory services to small and middle market companies. Prior to joining New Phase Advisory Services, from January 2008 to July 2013, Mr. McCaughan served as a senior vice president and chief financial officer of the United States operations of De Lage Landen Financial Services, a wholly owned subsidiary of Rabobank. Mr. McCaughan holds a Bachelor of Science in business administration from Villanova and a Master of Business Administration from St. Joseph’s University. The Board accepted the Governance Committee’s recommendation and plans to nominate Mr. McCaughan for election to the Board at the Annual Meeting with a term that will expire at the Company’s 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Based on its review of the relationships between Mr. McCaughan and the Company, the Board has affirmatively determined that, if elected, Mr. McCaughan would qualify as an independent director under the New York Stock Exchange listing standards and under applicable rules of the Securities and Exchange Commission. In addition, the Board has determined that, if elected, Mr. McCaughan would qualify as an “audit committee financial expert” as that term is defined in the applicable rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: February 27, 2014	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary